SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IGEN Networks Corp.
(Exact name of registrant as specified in its charter)

Nevada	7363	20-5879021
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

31772 Casino Drive, Suite C., Lake Elsinore, CA 92530

(855-912-5378)

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Neil G. Chan

c/o Registered Agents, Inc.

401 Ryland St, Suite 200-A

Reno, NV 89502

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Robert J. Burnett

Witherspoon Brajcich McPhee, PLLC

601 West Main Street, Ste. 714

Spokane, WA 99201-0677

Phone: (509) 455-9077

Fax: (509) 624-6441

Approximate date of commencement of proposed sale to the public: From time-to-time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delay or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated Filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided in Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

IGEN Networks Corp. is filing this Post-Effective Amendment No. 1 (this “Amendment”) to its Registration Statement on Form S-1 (Registration Statement No. 333-265542) originally filed with the Securities and Exchange Commission (the “SEC”) on June 13, 2022 and declared effective of June 23, 2022 (the “Registration Statement”) to: 1) file a corrected Exhibit 107 “Calculation of Registration Fee.” Accordingly, this Amendment consists only of the Cover Page, this explanatory note, a revised Exhibit 107 and the signature page. The remainder of the Registration Statement is unchanged and therefore has not been included in this Amendment.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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Exhibit No.	Exhibit Description

10.7	Calculation Fee

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Elsinore, California, on this 14th day of July 2022.

IGEN Networks Corp.
(Registrant)

By:	/s/ Neil Chan
Neil Chan
Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Robert Nealon	Director, Chairman of the Board	July 14, 2022
Robert Nealon

/s/ Neil G. Chan	Director, Chief Executive Officer	July 14, 2022
Neil G. Chan	(Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer)

/s/ Mark Wells	Director	July 14, 2022
Mark Wells

/s/ Abel I. Sierra	Executive Officer, VP & GM	July 14, 2022
Abel I. Sierra

/s/ Robert Friedman	Director	July 14, 2022
Robert Friedman

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